Exhibit 99.CODEETH

DRIVEWEALTH ETF TRUST

(the “Trust”)

4.2 Code of Ethics for Principal Executive and Senior Financial Officers

I.	Covered Officers/Purpose of the Code

This Code of Ethics (the “Code”) is intended to serve as the Code of Ethics described in Section 406 of the Sarbanes-Oxley Act of 2002 and Item 2 of Form N-CSR. This Code shall apply to the Trust’s Principal Executive Officer and Principal Financial Officer (the “Principal Officers,” each of whom is named in Exhibit A attached hereto), consistent with and in furtherance of their fiduciary duties, and for the purpose of promoting:

II.	Honest and Ethical Conduct

The Principal Executive Officer, Principal Financial Officer, or other Trust officers performing similar functions (the “Principal Officers”) of the DriveWealth ETF Trust (the “Trust”) shall act with honesty and integrity, ethically handle actual or apparent conflicts of interest between personal and professional relationships, and shall report any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest between their interests and those of the Trust to the Audit Committee, the full Board of Trustees of the Trust, and, in addition, to any other appropriate person or entity that may reasonably be expected to deal with any conflict of interest in timely and expeditious manner. A conflict of interest can arise when a person takes actions or has interests that may make it difficult to perform his or her work on behalf of the Trust objectively and effectively.

The Principal Officers shall act in good faith, responsibly, with due care, competence and diligence, without misrepresenting acts or allowing their independent judgment to be subordinated or compromised.

The names of the Principal Officers covered by this Code of Ethics are listed on Schedule A hereto.

III.	Financial Records and Reporting

The Principal Officers shall provide full, fair, accurate, timely and understandable disclosure in the reports and/or other documents to be filed with or submitted to the Securities and Exchange Commission or other applicable body by the Trust, or that is otherwise publicly disclosed or communicated. The Principal Officers shall comply with applicable rules and regulations of federal, state, and local governments, and other appropriate private and public regulatory agencies.

The Principal Officers shall respect the confidentiality of information acquired in the course of their work and shall not disclose such information except when authorized or legally obligated to disclose. The Principal Officers will not use for their personal benefit (directly or indirectly) any confidential information acquired in the course of their duties as Principal Officers.

The Principal Officers shall share knowledge with relevant parties to keep them informed of the business affairs of the Trust, as appropriate, and maintain skills important and relevant to the Trust’s needs; shall proactively promote ethical behavior of the Trust’s employees and as a partner with industry peers and associates; and shall maintain control over and responsibly manage assets and resources employed or entrusted to them by the Trust.

IV.	Compliance with Laws, Rules and Regulations

The Principal Officers shall establish and maintain mechanisms to oversee the compliance of the Trust with applicable federal, state or local law, regulation or administrative rule, and to identify, report and correct in a swift and certain manner, any detected deviations from applicable federal, state or local law, regulation or rule.

V.	Compliance with this Code of Ethics

The Principal Officers shall promptly report any violations of this Code of Ethics, including violations of securities laws or other laws, rules and regulations applicable to the Trusts, to the Audit Committee as well as the full Board of Trustees of the Trust and shall be held accountable for strict adherence to this Code of Ethics. A proven failure to uphold the standards stated herein shall be grounds for such sanctions as shall be reasonably imposed by the Board of Trustees of the Trust.

VI.	Affirmation of the Code

Upon adoption of the Code, the Principal Officers must affirm in writing that they have received, read and understand the Code (Refer to Exhibit B), and annually thereafter (Refer to Exhibit C) must affirm that they have complied with the requirements of the Code.

VII.	Amendment and Waiver

This Code of Ethics may only be amended or modified by approval of the Board of Trustees. Any substantive amendment that is not technical or administrative in nature or any material waiver, implicit or otherwise, of any provision of this Code of Ethics shall be communicated publicly in accordance with Item 2 of Form N-CSR under the 1940 Act.

Adopted:	January 11, 2023

EXHIBIT A

Persons Covered by this Code of Ethics:

Christopher Quinn	President (Principal Executive Officer)

Michael Minella	Treasurer (Principal Financial Officer) and Chief Compliance Officer

A-1

EXHIBIT B

INITIAL CERTIFICATION
FORM

This is to certify that I have read and understand the Code of Ethics for Principal Executive and Senior Financial Officers of DriveWealth ETF Trust, dated, and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

Please sign your name here:

Please print your name here:

Please date here:

B-1

EXHIBIT C

ANNUAL CERTIFICATION
FORM

This is to certify that I have read and understand the Code of Ethics for Principal Executive and Senior Financial Officers of DriveWealth ETF Trust dated               , (the “Code”) and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

This is to further certify that I have complied with the requirements of the Code during the period of                                                                         through                                       .

Please sign your name here:

Please print your name here:

Please date here:

C-1